EXHIBIT 99.1

ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                   60 Round Hill Road    Fairfield, CT  06824
                  Phone: (203) 254-6060    FAX: (203) 254-6521
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                     FOR IMMEDIATE RELEASE January 23, 2008
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ACME UNITED CORPORATION ANNOUNCES STOCK BUYBACK

         FAIRFIELD, CONN. - January 23, 2008 - Acme United Corporation (AMEX:ACU) announced today that its Board of Directors approved a new stock repurchase program of up to 150,000 common shares. The Company also may repurchase up to 47,800 shares under its repurchase program previously announced on October 4, 2005.

         Walter C. Johnsen, Chairman and CEO, said, "We are pleased to announce this buy-back program as it demonstrates management's commitment to build long term shareholder value."

         There were 3,552,883 shares outstanding as of December 31, 2007.

         ACME UNITED CORPORATION is an innovative supplier of cutting devices, measuring instruments, and safety products for school, home, office, hardware and industrial use. Its leading brands include Westcott(R), Clauss(R), and PhysiciansCare (R).

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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